Exhibit 10.24

CONVERTIBLE, CALLABLE,
SUBORDINATED DEBENTURE

NEITHER THIS DEBENTURE NOR THE UNDERLYING DEBENTURE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS DEBENTURE, OR ANY DEBENTURE SHARES ISSUED PURSUANT TO ITS CONVERSION PROVISION, UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH NOTE OR SHARES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF- THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

ABERDENE MINES LIMITED
a Nevada corporation

CONVERTIBLE, CALLABLE, SUBORDINATED
DEBENTURE DUE DECEMBER 14, 2006

Section 1. Terms. ABERDENE MINES LIMITED, a Nevada corporation ("Corporation"), which term includes any successor corporation, for value received, hereby promises to pay to Riannon Limited, ("Holder"), or subject to Section 13 herein the Holder's assigns, the principal sum of thirty-nine thousand nine hundred ninety-nine dollars ($ 39,990.00) on December 14, 2006 and on the 31st day of January of each year beginning 2005, to pay all accrued but as yet unpaid interest on such outstanding principal, accrued as of December 31st of the preceding year, until this convertible, callable, subordinated debenture due December 14, 2006 ("Debenture") has been paid in full or converted pursuant to Section 6 hereto. Interest on the outstanding principal amount shall accrue at the rate of two and one half percent (2.5%) above prime as determined by Bank of America, per annum.

Section 2. Payments. Payments of interest shall be made in lawful money of the United States of America to the Holder at the address provided to the Corporation by the Holder, as appears on this instrument below or at such other addresses as sent by the Holder to the Corporation by registered US mail at least twenty (20) days before said payment date.

Section 3. Default. The occurrence of one or more of the following events shall constitute an event of default:

3.1     Continued nonpayment of the interest due on this Debenture for more than thirty (30) days beyond the payment date when due.

3.2     The nonpayment of the principal of this Debenture when the same shall have become due and payable.

3.3     The entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Corporation under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or trustee of the Corporation, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

3.4     The institution by the Corporation of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, or trustee of the Corporation, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation in furtherance of any such action.

3.5     Default in the obligation of the Corporation for borrowed money, other than on this Debenture or on another Debenture issued contemporaneously by the Corporation, which shall continue for a period of thirty (30) days.

Section 4 Acceleration. At the option of the Holder, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 3 herein.

Section 5. Subordination.

5.1     The rights of the Holder under the terms of this Debenture shall be subordinated to:

5.1 .1 the principal of, premium, if any, and accrued and unpaid interest (whether accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation) on: (i) any secured indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed; (ii) guarantees by the Corporation of any secured indebtedness for money borrowed by any other person, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed; (iii) any secured indebtedness, other than similar Debentures issued contemporaneously to this Debenture by the Corporation, evidenced by notes, bonds or other instruments of indebtedness for the payment of which the Corporation is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed; and (iv) obligations of the Corporation under any agreement to lease or lease of, any real or personal property, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed,

5.1.2 any other secured indebtedness, liability, or obligation, contingent or otherwise, of the Corporation and any guarantee, endorsement, or other contingent obligation in respect thereof, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed, and

5.1.3 modifications, renewals extensions, and refundings of any such indebtedness, liabilities, or obligations; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, or obligations or such modification, renewal, extension, or refunding thereof, or the obligations of the Corporation pursuant to such a guarantee, are not superior in right of payment to the Debentures.

5.2 In the event that the assets of the Corporation are insufficient to satisfy the Holder of this Debenture and the Holders of all other Debentures issued contemporaneously by the Corporation, the available assets of the Corporation shall be distributed pro rata to all such Holders based on the total principal and interest then due to each such Holder.

5.3 The rights of the Holder, under the terms of this Debenture shall be superior to any obligation due any holder of the common shares of the Corporation arising solely out of the fact that such person is an owner of the common shares of the Corporation.

Section 6. Conversion Privilege and Call Provision.

6.1 The Holder of this Debenture shall have the right, at Holder's option, until December 14, 2006, to convert the principal and accrued, but unpaid, interest of this Debenture into Units. Each Unit consists of one restricted share of common stock and one warrant to acquire an additional restricted share of common stock at an exercise price of sixty cents ($0.60) per share (the "Unit"). The rate of conversion will be one (1) Unit for each $0.45 owed by the Corporation on the date the Holder elects to convert. The Holder must convert all of the principal and accrued, but unpaid, interest if any is converted. In order to convert, the Holder must surrender this Debenture to the Corporation at the Corporation's principal offices and the Corporation shall, as promptly as practicable after the surrender, deliver to the Holder a certificate or certificates representing the number of fully paid and non-assessable Debenture Shares of the Corporation into which such Debenture has been converted.

6.2     No payment or adjustment shall be made upon any conversion with respect to any interest accrued on any Debenture surrendered for conversion prior to an interest payment date or to any dividend on the Debenture Shares delivered upon conversion.

Section 7. Call By Corporation. Provided that this Debenture has not been converted pursuant to Section 6 hereof, the Corporation may at its sole discretion call this Debenture at anytime until December 14, 2006 by the delivery of a notice of such call to the Holder hereof. Upon such call, the Holder shall have a 30-day period after delivery of the Corporation's notice pursuant hereto to convert the Holder's Debenture pursuant to Section 6 hereof. Unless so converted, the Holder shall thereafter immediately deliver this Debenture to the Corporation and the Corporation shall pay the Holder upon delivery of a sum equal to all outstanding principal and accrued, but unpaid, interest through the date of the notice of call.

Section 8. Effect of Mergers, etc. on Conversion Privilege. In case of any capital reorganization, or of any reclassification of the common shares of the Corporation or in case of the consolidation or merger of the Corporation with or into any other corporation or of the sale, lease or other disposition of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, there shall be no adjustment of the conversion ratio hereof, but each Debenture shall, after such capital reorganization, reclassification of common shares, consolidation, merger or sale, lease, or other disposition, be convertible into the kind and amount of shares or other securities or property (including cash) to which the holder of the number of common shares deliverable (immediately prior to the time of such capital reorganization, reclassification of common shares, consolidation, merger, sale, lease, or other disposition) upon conversion of such Debenture would have been entitled upon such capital reorganization, reclassification of common shares, consolidation, merger, sale, lease, or other disposition.

Section 10. Corporation to Reserve Debenture Shares. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued common shares, or its issued common shares held in its treasury, or both, for the purpose of effecting conversions of this Debentures and all other Debentures issued contemporaneously by the Corporation, the full number of common shares of then deliverable upon the conversion of all outstanding Debentures not theretofore converted; and if at any time the number of authorized but unissued common shares shall not be sufficient to effect the conversion of all said outstanding Debentures, the Corporation will take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued common shares to such number of shares as shall be sufficient for that purpose.

Section 11. Fractional Shares. Fractional Shares will not be issued upon the exercise of this Debenture. Fractional shares will be rounded up to the next whole share.

Section 12. Transfer.

12.1 Securities Laws. Neither this Debenture nor the Units have been registered under the Securities Act of 1933 ("Securities Act") or any state or foreign securities laws. The Corporation will not transfer either this Debenture or the Units or the securities underlying the Units unless: (i) there is an effective registration covering such securities, as the case may be, under the Securities Act and applicable states or foreign nations securities laws; (ii) it first receives a letter from an attorney, acceptable to the Corporation's board of directors or its agents, stating that in the opinion of such attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state or foregoing securities laws; or (iii) the transfer can be made pursuant to Reg. S under the Securities Act of 1933.

12.2 Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto , if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, the Holder will, if requested by the Corporation, deliver to the Corporation: (i) an investment covenant signed by the proposed transferee; (ii) an agreement by such transferee that the restrictive legend required by Reg. S of the Securities Act of 1933 set forth above be placed on the certificate or certificates representing the securities acquired by such transferee; (iii) an agreement by such transferee that the Corporation may place a "stop transfer order" with its transfer agent or registrar; and (iv) an agreement by the transferee to indemnify the Corporation to the same extent as set forth in the next succeeding Subsection.

12.3 Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Subsection, and the Holder hereby agrees to indemnify and hold harmless the Corporation, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of: (i) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Debenture; (ii) any transfer of any of this Debenture or the Debenture Shares in violation of the Securities Act of 1933, the Securities Exchange Act of 1934, as amended ("Exchange Act"), or the rules and regulations promulgated under either of such Acts or any state or foreign securities laws; (iii) any transfer of this Debenture or any of the Units in a manner inconsistent with this Debenture; or (iv) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Corporation upon which its opinion as to a proposed transfer shall have been based.

12.4 Holdback Period and Transfer. Except as specifically restricted hereby, this Debenture and the Units issued may be transferred by the Holder in whole or in part at any time or from time to time. In the event that the Corporation publicly offers shares of its common stock, the Units may not be sold from the date of the Corporation's public offering of securities for a period ending twelve (12) months after the conclusion of such public offering. Upon surrender of this Debenture to the Corporation or at the office of its stock transfer agent, if any, accompanied by a request for transfer of this Debenture to a transferee, and accompanied by funds sufficient to pay any documentary stamp or similar issue or transfer tax, and upon compliance with the provisions of this Section 12, the Corporation shall, without charge, execute and deliver a new Debenture in the name of such transferee, and this Debenture shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Debenture attempted contrary to the provisions of this Debenture, or any levy of execution, attachment or other process attempted upon this Debenture, shall be null and void and without effect.

Section 13 Exchange or Loss of Debenture.

13.1 Exchange. This Debenture is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Corporation at its principal office, or at the office of its stock transfer agent, if any, for other Debentures of different denominations entitling the Holder to purchase, in the aggregate, the same number of Units purchasable hereunder at the discretion of the Corporation.

13.2 Loss, Destruction, Mutilation. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Debenture, the Corporation will execute and deliver a new Debenture, which shall constitute an additional contractual obligation on the part of the Corporation, whether or not this Debenture so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

Section 14 Rights of Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity. The rights of the Holder are limited to those expressed in this Debenture and are not enforceable against the Corporation except to the extent set forth herein. The Holder shall, however, possess the same right to 'inspect the books and records of the Corporation, including financial records, as is provided by the Nevada Business Corporation Act to a shareholder of the Corporation.

Section 15 Anti-Dilution Provisions. The number and kind of securities purchasable upon the-conversion of this Debenture shall be subject to adjustment from time to time as follows:

15.1 In case the Corporation shall: (i) pay a dividend or make a distribution on the outstanding common shares payable in common shares; (ii) subdivide the outstanding common shares into a greater number of shares; (iii) combine the outstanding common shares into a lesser number of shares; or (iv) issue by reclassification of the common shares any common shares of the Corporation, the Holder of this Debenture shall thereafter be entitled, upon conversion, to receive the number and kind of shares which, if this 'Debenture had been converted immediately prior to the, happening of such event, the Holder would have owned upon such conversion and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following: (x) the record date of such dividend or distribution; or (y) the day upon which such subdivision, combination, or reclassification shall become effective.

15.2 In case the Corporation shall consolidate or merge into or with another corporation, or in case the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, the Holder of this Debenture shall thereafter be entitled, upon conversion, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of common shares which might have been received upon conversion of this Debenture immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the Holder of this Debenture shall thereafter be made applicable.

15.3 If at any time the Corporation is required to issue shares of its common shares in excess of the number of common shares then authorized, both the Corporation and the Holder shall cooperate in taking any and all steps necessary to increase the number of authorized common shares of the Corporation to effectuate the purposes of this Section 15.

15.4 Irrespective of any adjustments in the number or kind of shares to be received upon conversion of this Debenture, the form of Debentures theretofore or thereafter issued may continue to express the number and kind of shares as are stated in this Debenture.

Section 16. Officer's Certificate. Whenever the number or kind of securities purchasable upon conversion of this Debenture shall be adjusted as required by the provisions of Section 16, the Corporation shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon conversion of this Debenture determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate to the Holder.

Section 17. Notices to Debenture Holder. So long as this Debenture shall be outstanding, if the Corporation shall propose to take any action that would cause an adjustment to be made pursuant to Section 16, the Corporation shall mail by certified mail to the Holder, at least thirty (30) days prior to the day on which such adjustment would become effective, a notice setting forth in reasonable detail the action to be so taken.

Section 18. Restrictions on Amendments to Articles of Incorporation. The Corporation hereby agrees that for so long as this Debenture is issued and outstanding, and the Holder has not exercised the Holder's conversion privilege to Section 6 hereof, that the Corporation will not cause its articles of incorporation to be amended or restated without the express written consent of the Holder hereof.

Dated this 10th day of February, 2005.

CORPORATION

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine, President

HOLDER

RIANNON LIMITED

/s/ illegible